                                                                  EXHIBIT 99.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SAID ACT, (II) IN THE ABSENCE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR 144A UNDER SAID ACT.

                            CYPRESS BIOSCIENCE, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                            ISSUED NOVEMBER 19, 1996

                          VOID AFTER NOVEMBER 18, 2001



         THIS CERTIFIES that, for valuable consulting services rendered and to be rendered by ____________, (the "Holder") to Cypress Bioscience, Inc. (the "Corporation") pursuant to that certain letter agreement dated November 19, 1996 by and among the Corporation, Holder and Wm Smith & Co., the Holder or assigns is entitled to subscribe for and purchase at the Exercise Price (as defined herein) from the Corporation, up to __________________ (__________) shares of Common Stock of the Corporation.

         SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

                 (A) "Exercise Shares" shall mean the shares of the Corporation's Common Stock issuable upon exercise of this Warrant.

                 (B) "Exercise Period" shall mean the period commencing with the date hereof and ending five (5) years from the date hereof, unless sooner terminated as provided below.

                 (C) "Exercise Price" shall mean $2.00 per share, subject to adjustment pursuant to Section 3 below.

         SECTION 2.       EXERCISE OF WARRANT.

                 2.1 EXERCISE. The rights represented by this Warrant may be exercised in whole or in part at any time, or from time to time, during the Exercise Period by






                                       1.

delivery of the following to the Corporation at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

                          (A)     An executed Notice of Exercise in the form
attached hereto;

                          (B)     Payment of the Exercise Price either (i) in
cash or by check, (ii) by cancellation of indebtedness, or (iii) by converting this Warrant, or any portion thereof, into shares of Common Stock pursuant to
Section 2.2 below; and

                          (C)     This Warrant.

         Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised.

         The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                 2.2 PAYMENT BY WARRANT CONVERSION. The Holder may exercise the purchase right represented by this Warrant with respect to any portion of the Exercise Shares ("Converted Warrant Shares") by electing to receive the number of shares as computed as follows:

                                           X =  A - B
                                              ---------
                                                  Y

Where     X =    the number of shares of Common Stock to be issued to the
                 holder;

          Y = the fair market value of one share of Common Stock (at the date of such calculation);

          A = the aggregate fair market value of the Converted Warrant Shares (at the date of such calculation); and

          B = the aggregate Exercise Price of the Converted Warrant Shares (as adjusted





                                       2.
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                 For purposes of this Section 2, the fair market value of one share of Common Stock shall be the average of the closing sales prices quoted on the NASDAQ SmallCap Market, NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value.

         SECTION 3. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                 3.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. If at any time or from time to time after the date of this Warrant (the "Issue Date") the Corporation shall subdivide its outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be reduced proportionately and the number of shares of Common Stock (calculated to the nearest whole share) shall be increased proportionately, and conversely, in the event the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be increased proportionately and the number of shares of Common Stock (calculated to the nearest whole share) shall be decreased proportionately.

                 3.2 ADJUSTMENT FOR COMMON STOCK DIVIDENDS. If at any time the Corporation shall declare a dividend or make any other distribution upon any class or series of capital stock of the Corporation payable in shares of Common Stock or payable in securities convertible into shares of Common Stock, the Exercise Price and the number of shares to be obtained upon exercise of this Warrant shall be adjusted proportionately to reflect the issuance of any shares of Common Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution.

                 3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. In the event of any reorganization of the capital stock of the Corporation, a consolidation or merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving corporation), the sale of all or substantially all of the Corporation's assets or any transaction involving the transfer of a majority of the voting power over the capital stock of the Corporation effected in a manner such that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or transaction, lawful and adequate provision shall be made whereby the Holder hereof shall have the right to purchase and receive (in lieu of the shares of the Common Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as





                                       3.
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may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such reorganization, reclassification, consolidation, merger, sale or transaction, including successive events of such nature, appropriate provision shall be made with respect to the rights and interests of the Holder such that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) thereafter shall be applicable, as nearly practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

                 3.4 ISSUANCE OF ADDITIONAL SHARES. The Exercise Price in effect from time to time shall be subject to adjustment upon the issuance of Common Stock or Convertible Securities (as defined herein) so long as any Warrants are then issued and outstanding.

                          (A)     SPECIAL DEFINITIONS.  For purposes of this
Section 3.4, the following definitions shall apply:

                                  (I)      "Option" shall mean contractual
rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                  (II)     "Warrants" shall mean, collectively,
this Warrant and any other warrants issued on the Issue Date in connection with the providing of services with respect to which this Warrant was issued.

                                  (III)    "Convertible Securities" shall mean
any evidences of indebtedness, capital stock (other than Common Stock and Warrants) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                  (IV)     "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Section 3.4(c), deemed to be issued) by the Corporation after the Issue Date, other than shares of Common Stock issued or issuable:

                                        (1)     pursuant to Options, Warrants
or Convertible Securities outstanding on the Issue Date;

                                        (2)     to directors, officers or
employees of, or consultants to, the Corporation pursuant to any stock option plan, stock option agreement or other similar agreement approved by the Board of Directors, subject to adjustment for all subdivisions and combinations;





                                       4.

                                        (3)     upon any event for which
adjustment is made pursuant to Section 3 hereof;

                                        (4)     by way of dividend or other
distribution on shares excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (1), (2) or (3) or this clause (4) or on shares of Common Stock so excluded; or

                                        (5)     pursuant to any equipment
leasing, borrowing or similar transaction approved by the Board of Directors.

                          (B)     NO ADJUSTMENT OF EXERCISE PRICE.  No
adjustment of the Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Exercise Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                          (C)     ISSUANCE OF SECURITIES DEEMED TO BE AN
ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                                  (I)      OPTIONS AND CONVERTIBLE SECURITIES.
In the event the Corporation at any time or from time to time after the Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                        (1)     no further adjustment in the
Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                        (2)     if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the applicable Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with





                                       5.

respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                  (II)     upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                        (1)     in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                        (2)     in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock actually deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

                                  (III)    Notwithstanding the foregoing,
issuances by the Corporation of Options to directors, officers and employees of and consultants to the Corporation subsequent to the date hereof shall not be deemed to be the issuance of Additional Shares of Common Stock.

                          (D)     ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF
ADDITIONAL SHARES OF COMMON STOCK. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.4(c)) without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, such Exercise Price, as applicable, shall be reduced, concurrently with such





                                       6.

issue, to a price (calculated to the nearest cent) determined by multiplying the Exercise Price by a fraction:

                                  (I)      the numerator of which shall be (1)
the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock (calculated on a fully diluted basis assuming the exercise or conversion of all Options, Warrants or Convertible Securities which are exercisable or convertible at the time such calculation is being made), plus (2) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such Additional Shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance, and

                                  (II)     the denominator of which shall be
(1) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock (calculated on a fully diluted basis assuming the exercise or conversion of all Options, Warrants or Convertible Securities which are exercisable or convertible at the time such calculation is being made), plus (2) the number of such Additional Shares of Common Stock so issued.

                          (E)     DETERMINATION OF CONSIDERATION.  For purposes
of this Section 3.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                  (I)      CASH AND PROPERTY.  Such
consideration shall:

                                        (1)     insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                        (2)     insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                        (3)     in the event Additional Shares
of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(1) and (2) above, as determined in good faith by the Board of Directors.

                                  (II)     OPTIONS AND CONVERTIBLE SECURITIES.
The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4(c)(i), relating to Options and Convertible Securities, shall be determined by dividing:





                                       7.

                                        (1)     the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                        (2)     the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                 3.5 MINIMAL ADJUSTMENTS. No adjustment in the Exercise Price and/or the number of shares of Common Stock subject to this Warrant shall be made if such adjustment would result in a change in the number of shares represented by this Warrant of less than one share.

                 3.6 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this
Section 3, the Warrant shall, without any action on the part of the holder thereof, be adjusted in accordance with this Section 3, and the Corporation promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment, setting forth the facts upon which such adjustment or readjustment is based.

         SECTION 4.       COVENANTS OF THE CORPORATION.

                 4.1 COVENANTS AS TO EXERCISE SHARES. The Corporation covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.





                                       8.

                 4.2 NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

                 4.3 NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         SECTION 5.       REPRESENTATIONS OF HOLDER.

                 5.1 ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

                 5.2      SECURITIES ARE NOT REGISTERED.

                          (a)     The Holder understands that neither the
Warrant nor the Exercise Shares have been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the stock of the Corporation is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, it has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Holder has no such intention.

                          (b)     The Holder recognizes that the Warrants and
Exercise Shares being acquired by it must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

                          (c)     The Holder is aware that neither the Warrant
nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the Holder has held the Exercise Shares for at least two years. Among





                                       9.

the conditions for use of Rule 144 is the availability of current information to the public about the Corporation.

                 5.3      DISPOSITION OF WARRANT AND EXERCISE SHARES.

                          (a)     The Holder further agrees not to make any
disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                                  (i)      The Corporation shall have received
a letter secured by the Holder from the Securities and Exchange Commission (the "Commission") stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                                  (ii)     There is then in effect a
registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                                  (iii)    The Holder shall have notified the
Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, the Holder shall have furnished the Corporation with an opinion of counsel for the Holder to the effect that such disposition will not require registration of such Warrant or shares under the Act, and such opinion of counsel for the Holder shall have been concurred in by the Corporation's counsel and the Corporation shall have advised the Holder of such concurrence; provided, however, that no such opinion of counsel shall be required if (i) such Warrant or shares are offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act and (ii) the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied.

                          (b)     The Holder understands and agrees that all
certificates evidencing the Exercise Shares to be issued to the Holder may bear the following legend:

                 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED (i) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT, (ii) IN THE ABSENCE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) UNLESS SOLD PURSUANT TO RULE 144 OR 144A UNDER THE ACT.





                                      10.

         SECTION 6. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

         SECTION 7. TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Corporation.

         SECTION 8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, unless the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         SECTION 9. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the Holder and the Corporation at their addresses set forth herein, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

         SECTION 10. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

         SECTION 11. GOVERNING LAW. The corporate law of the State of California shall govern all issues concerning the relative rights of the Corporation and holders of its securities. All other questions concerning the construction, validity and interpretation of this Warrant shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed wholly within the State of California.





                                      11.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of _________________, 1996.


                                             CYPRESS BIOSCIENCE, INC.


                                             By:________________________________
                                                Jay D. Kranzler
                                                Chief Executive Officer

Agreed to and accepted this __ day of November 1996.

[NAME]



By:________________________________


















                                      12.

                               NOTICE OF EXERCISE

TO:  CYPRESS BIOSCIENCE, INC.

         (1) The undersigned hereby elects to purchase ________ shares of Common Stock of Cypress Bioscience, Inc. (the "Corporation") pursuant to the terms of the attached Warrant, and:

         ____        (a) tenders herewith payment of the exercise price in
                         full, together with all applicable transfer taxes, if any; or

         ____        (b) elects to convert the attached Warrant in accordance
                         with Section 2.2 of such Warrant.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                     ________________________
                     (Name)

                     ________________________
                     (Address)

         (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision regarding its investment in the Corporation; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant may have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities may not have been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met





                                       1.

and until the undersigned has held the shares for at least two years, that among the conditions for use of Rule 144 is the availability of current information to the public about the Corporation; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, (ii) the undersigned has provided the Corporation with an opinion of counsel satisfactory to the Corporation, stating that such registration is not required or (iii) the undersigned has fully complied with Rule 144 or 144A under the Securities Act.

__________________________________         ______________________________
(Date)                                      (Signature)

















                                       2.

                       NET ISSUE EXERCISE ELECTION NOTICE


To:_____________________________             Date:_____________________________


         The undersigned hereby elects under Section 2.2 to surrender the right to purchase _____________ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue exercise election shall be issued in the name of the undersigned or as otherwise indicated below.



                                                   _____________________________
                                                   Signature


                                                   _____________________________
                                                   Name for Registration



                                                  _____________________________
                                                   Mailing Address













                                       3.

                                ASSIGNMENT FORM

                   (To assign the foregoing Warrant, execute this form and supply required information.
                   Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the portion of the foregoing Warrant exercisable into ______________ shares of Common Stock of Cypress Bioscience, Inc. and all rights evidenced thereby are hereby assigned to


Name:            ______________________________________________________________
                                         (Please Print)


Address:         ______________________________________________________________
                                         (Please Print)

                 ______________________________________________________________


Dated:   _________________, 19___

Holder's
Signature:   __________________________


Holder's
Address:     __________________________

             __________________________














                                       4.